AMENDMENT TO CONSULTING AGREEMENT

THIS AMENDMENT is made as of the 2nd day of August, 2012

AMONG:

Mister Goody, Inc. a corporation formed pursuant to the laws of the State of Florida and having an office for business located at 7787 Emerald Winds Circle, Boynton Beach, Florida 33473

(“Mister Goody”)

AND:

Brendan Vogel, a resident of the State of Georgia.

("Vogel")

WHEREAS:

A.

 Mister Goody and Vogel entered into a Consulting Agreement dated as of April 1, 2011 (the “Consulting Agreement”);

B.

Mister Goody and Vogel wish to amend certain provisions surrounding the compensation provided for in the Consulting Agreement, which remains in full force and effect;

C.

Section (i) under “Compensation” of the Consulting Agreement is hereby deleted in its entirety and replaced with the following:

(i)

The Company agrees to pay Consultant a 10% commission of sales generated by Consultant during each calendar quarter. Payment shall be sent to Consultant by the 15th day of the month following the end of each quarter ends.

D.

This amendment shall be effective as of June 29, 2012

IN WITNESS WHEREOF the parties have executed this Agreement effective as of the day and year first above written.

Mister Goody, Inc.	Brendan Vogel

By: /s/Joel Arberman	By:/s/Brendan Vogel
Joel Arberman Chief Executive Officer	Brendan Vogel